UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2019

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(zip code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Judy Slotkin and David Stiepleman to the Board of Directors of the Company

On September 11, 2019, the Board of Directors (the “Board”) of TPG Specialty Lending, Inc. (the “Company”) increased the size of the Board from seven (7) to nine (9) directors, and elected each of Ms. Judy Slotkin and Mr. David Stiepleman as a director to fill the vacancies. Ms. Slotkin and Mr. Stiepleman’s election brings the total number of directors to nine, five of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Ms. Slotkin will serve on the Company’s Board as a Class II director who is not an “interested person” from September 11, 2019 until the date of the Company’s 2022 Annual Meeting of Stockholders or until her successor is duly elected and qualified. Mr. Stiepleman will serve on the Company’s Board as a Class I interested director from September 11, 2019 until the Company’s 2021 Annual Meeting of Stockholders or until his successor is duly elected and qualified. Also on September 11, 2019, Ms. Slotkin was elected as a member of the Company’s Audit Committee and Compensation Committee.

Ms. Slotkin, 66, retired as a Managing Director from Bank of America in 2015, where she most recently led business development and relationship management for the New York market as part of the Market Executive team in private wealth management. Prior to joining Bank of America in 2010, Ms. Slotkin served as the Chief Risk Officer at Everspan Financial Guaranty. Prior to joining Everspan, Ms. Slotkin served various leadership roles at Citigroup, including Department Head of the Corporate Finance Division, where she led origination, trading and sales of asset-backed securities, commercial paper on an agency basis, loan note trading and investment grade loan syndications. During her career at Citigroup, Ms. Slotkin also served as the Credit Head of the Corporate Finance Division and Municipal Credit Head of the Public Finance Department. Ms. Slotkin holds a B.S. in Accounting from Fairleigh Dickinson University and an M.B.A. in Finance from Fordham University.

Mr. Stiepleman, 48, is a Co-Founder, Partner and Chief Operating Officer of TPG Sixth Street Partners based in San Francisco and a Vice President of the Company. Prior to joining the firm in 2010, Mr. Stiepleman was a Managing Director and the Deputy General Counsel of Fortress Investment Group, where he was the lead lawyer responsible for the firm’s new business initiatives. Prior to joining Fortress in 2007, Mr. Stiepleman was lead counsel to Americas Special Situations Group (“AmSSG”) and the Mortgages Department at Goldman Sachs. In those roles he served as a member of the AmSSG Investment Committee and the Mortgages Capital Committee. Prior to Goldman Sachs, Mr. Stiepleman was a lawyer at Cleary Gottlieb Steen & Hamilton LLP where he represented corporates, funds and sovereigns in mergers and acquisitions and fund formation in the United States and Europe. Mr. Stiepleman holds a B.A. in French and Political Science from Amherst College and a J.D. from Columbia University.

Ms. Slotkin has not been elected to serve as a director pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Ms. Slotkin has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Slotkin will receive the standard compensation paid by the Company to its directors that are not “interested persons.” In addition, Ms. Slotkin has executed the Company’s form of indemnification agreement, the form of which has been filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on March 14, 2011.

Mr. Stiepleman has not been elected to serve as a director pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Mr. Stiepleman has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Stiepleman is compensated by TSL Advisers, LLC, the Company’s investment adviser, and/or its affiliates. Mr. Stiepleman will not receive any compensation from the Company for his service as a director.

Item 7.01 – Regulation FD Disclosure

On September 13, 2019, the registrant issued a press release related to the election of Ms. Slotkin and Mr. Stiepleman to the Board, included herewith as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated September 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: September 13, 2019	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer